Exhibit 99.1

PLYMOUTH INDUSTRIAL REIT INC.

Overview to Unaudited Pro Forma Consolidated Financial Statements

The accompanying unaudited pro forma consolidated financial statements have been derived from the historical consolidated financial statements of the Company. The unaudited pro forma consolidated statements of operations for the year ended December 31, 2020, are presented as if the Company’s Ohio Properties acquisition was completed on the first day of the period presented. The following unaudited pro forma consolidated financial statements should be read in conjunction with our consolidated financial statements for the twelve months ended December 31, 2020, in our Annual Report on Form 10-K for the year ended December 31, 2020.

The Company has based the unaudited pro forma adjustments on available information and assumptions that it believes are reasonable. The following unaudited pro forma consolidated financial statements are presented for informational purposes only and are not necessarily indicative of what the Company’s actual results of operations would have been for the year ended December 31, 2020 assuming the Ohio Properties acquisition was completed on the first day of the period presented, and are not indicative of future results of operations or financial condition and should not be viewed as indicative of future results of operations or financial condition.

Pro Forma Consolidated Statement of Operations
For the Year Ended December 31, 2020
(Unaudited and in thousands except for share and per share amounts)

	Plymouth Industrial REIT, Inc.	Ohio Properties	Company Pro Forma Adjustments		Company Pro Forma
	(A)	(B)

Rental revenue	$109,836	$8,685	$36	(C)	$118,557
Management fee revenue	15	—	—		15
Total revenues	109,851	8,685	36		118,572

Operating expenses:
Property	38,159	2,084	—		40,243
Depreciation and amortization	56,428	—	7,356	(D)	63,784
General and administrative	10,362	87	—		10,449
Total operating expenses	104,949	2,171	7,356		114,476

Other income (expense):
Interest expense	(18,931)	—	(1,882	)(D)	(20,813)
Impairment on real estate lease	(311)	—	—		(311)
Unrealized (appreciation) depreciation of warrants	(103)	—	—		(103)
Earnings (loss) in investment of unconsolidated joint venture	(19)	—	—		(19)
Total other income (expense)	(19,364)	—	(1,882)		(21,246)

Net income (loss)	(14,462)	6,514	(9,202)		(17,150)
Less: loss attributable to non-controlling interest	(649)	—	(115	)(E)	(764)
Net income (loss) attributable to Plymouth Industrial REIT, Inc.	(13,813)	6,514	(9,087)		(16,386)
Less: Preferred stock dividends	6,444	—	—		6,444
Less: Series B preferred stock accretion to redemption value	7,416	—	—		7,416
Less: Loss on extinguishment of Series A Preferred Stock	34	—	—		34
Less: Amount allocated to participating securities	182	—	—		182
Net income (loss) attributable to common stockholders	(27,889)	6,514	(9,087)		(30,462)

Net loss per share attributable to common stockholders	$(1.52)				$(1.66)
Weighted-average common shares outstanding basic and diluted	18,381,700				18,381,700

Plymouth Industrial REIT, Inc.

Notes to Unaudited Pro Forma

Consolidated Financial Statements

1. Notes to the Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2020

(A) Reflects the historical Consolidated Statement of Operations of Plymouth Industrial REIT, Inc. for the year ended December 31, 2020.

(B) Reflects the results of operations for the period January 1, 2020, through November 24, 2020, related to the acquisition of the Ohio Properties.

(C) Represents the proforma effect on rental revenue of the acquisition described in Note (B) for non-cash straight line rent adjustments for the year ended December 31, 2020, as if the Ohio Properties were acquired on January 1, 2020.

(D) Reflects the effect of the acquisition described in Note (B) for depreciation and amortization expense and interest expense for the year ended December 31, 2020, as if the Ohio Properties were acquired on January 1, 2020.

(E) Reflects the effect of the acquisition described in Note (B) for net loss attributable to non-controlling interest for the year ended December 31, 2020, as if the Ohio Properties were acquired on January 1, 2020.